First Amendment to Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of April 19, 2001 by and between Sunnyvale Business Park, a California Limited Partnership ("Landlord"), and Applied Signal Technology, Inc., A California Corporation ("Tenant"), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated July 29, 1998 (the "Lease"), for the leasing of certain premises located at 680 West California Avenue, Sunnyvale, California (the "Premises") as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2. The Commencement Date of the Lease shall be December 26, 2000.

3. The last day of the Term of the Lease (the "Expiration Date") shall be March 13, 2012.

4. The dates on which the Base Rent will be adjusted are:

for the period December 26, 2000 to June 25, 2003 the monthly Base Rent shall be $ 94,530.00 ($1.37/psf);
for the period June 26, 2003 to December 25, 2005 the monthly Base Rent shall be $ 99,256.50 ($1.439/psf); and
for the period December 26, 2005 to June 25, 2008 the monthly Base Rent shall be $104,255.55 ($1.511/psf); and
for the period June 26, 2008 to December 25, 2010 the monthly Base Rent shall be $109,471.95 ($1.587/psf); and
for the period December 26, 2010 to March 13, 2012 the monthly Base Rent shall be $114,978.15 ($1.666/psf); and

5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

8. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT: